Exhibit 4.2

EXECUTION VERSION

SYNIVERSE FOREIGN HOLDINGS CORPORATION

as Issuer

and

the Guarantors from time to time party to the Indenture

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF JANUARY 11, 2017

9.125% Senior Notes Due 2022

FIRST SUPPLEMENTAL INDENTURE, dated as of January 11, 2017 (this “Supplemental Indenture”), among Syniverse Foreign Holdings Corporation (the “Company”), the Guarantors under the Indenture referred to below (the “Guarantors”), and Wilmington Trust, National Association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors and the Trustee, are party to an Indenture, dated as of January 11, 2017 (as amended, supplemented, waived or otherwise modified, the “Indenture”), relating to the issuance from time to time by the Company of Notes;

WHEREAS, Section 9.1(x) of the Indenture provides that the Company may provide for the issuance of Notes of any series to the extent permitted by Section 3.3 thereof, as permitted by Section 2.1 thereof;

WHEREAS, in connection with the issuance of the 2022 Notes (as defined herein), the Company has duly authorized the execution and delivery of this Supplemental Indenture to establish the forms and terms of the 2022 Notes as hereinafter described; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without notice to or consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as so defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Title of Notes. There shall be a series of Notes of the Company designated the “9.125% Senior Notes due 2022” (the “2022 Notes”).

3. Maturity Date. The final Stated Maturity of the 2022 Notes shall be January 15, 2022.

4. Interest and Interest Rates. Interest on the Outstanding principal amount of 2022 Notes will accrue at the rate of 9.125% per annum and will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2017, to Holders of record on the immediately preceding December 30 and June 30, respectively (each such December 30 and June 30, a “Regular Record Date”) (whether or not a Business Day). Interest on the 2022 Notes will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from January 11, 2017, except that interest on any Additional 2022 Notes (as defined below) issued on or after the first Interest Payment Date (and Exchange Notes issued in exchange therefor) will accrue (or will be deemed to have accrued) from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid on such

Additional 2022 Notes, from the Interest Payment Date immediately preceding the date of issuance of such Additional 2022 Notes (or if the date of issuance of such Additional 2022 Notes is an Interest Payment Date, from such date of issuance); provided that if any 2022 Note and any Exchange Notes issued in exchange therefor are surrendered for exchange on or after a Regular Record Date for an Interest Payment Date that will occur on or after the date of such exchange, interest on such Note received in exchange thereof will accrue from such Interest Payment Date.

5. Limitation on Aggregate Principal Amount. The aggregate principal amount of 2022 Notes that may be authenticated and delivered and outstanding under the Indenture is not limited. The aggregate principal amount of the 2022 Notes shall initially be $369,547,000. Subject to the terms of the Indenture, the Company may from time to time, without the consent of the Holders, create and issue Additional Notes having the same terms and conditions as the 2022 Notes in all respects or in all respects except for issue date, issue price and, if applicable, the first date on which interest accrues and the first payment of interest thereon. Additional Notes issued in this manner will be consolidated with, and will form a single series with, the 2022 Notes (any such Additional Notes, “Additional 2022 Notes”), unless otherwise specified for Additional Notes in an applicable Notes Supplemental Indenture, or otherwise designated by the Company, as contemplated by Section 2.1 of the Indenture.

6. Redemption.

(a) On and after January 15, 2019, the Company may redeem the 2022 Notes, at its option, in whole at any time or in part from time to time, upon notice as described in Section 5.5 of the Indenture, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date), if redeemed during the 12-month period commencing on January 15 of the years set forth below:

Redemption Period	Price
2019	104.56250%
2020	102.28125%
2021 and thereafter	100.00000%

(b) In addition, at any time prior to January 15, 2019,the Company may redeem the 2022 Notes, at its option, in whole at any time or in part from time to time, upon notice as described in Section 5.5 of the Indenture, at a redemption price equal to 100.0% of the principal amount of the 2022 Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date).

(c) Notwithstanding the foregoing, at any time and from time to time on or prior to January 15, 2019,the Company may redeem, upon notice as described in Section 5.5 of the Indenture, in the aggregate up to 35% of the original aggregate principal amount of the 2022 Notes (calculated after giving effect to any issuance of any Additional 2022 Notes, or any other Additional Notes of the same series as the 2022 Notes) with the net cash proceeds of one or more Equity Offerings by Syniverse or any direct or indirect parent of Syniverse, to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or used by Syniverse or a direct or indirect parent or Subsidiary of Syniverse to purchase Capital Stock (other than Disqualified Stock) of the Company from it, at a redemption price (expressed as a percentage of the principal amount thereof) equal to 109.125%, plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date); provided, however, that at least 50% of the original aggregate principal amount of the 2022 Notes (calculated after giving effect to any issuance of any Additional 2022 Notes, or any other Additional Notes of the same series as the 2022 Notes) must remain outstanding after each such redemption; and provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated.

(d) Notwithstanding anything to the contrary in the foregoing, in connection with a Specified Transaction occurring at any time prior to January 15, 2019, the Company may redeem, upon notice as described in Section 5.5 of the Indenture, the 2022 Notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date).

“Applicable Premium” means, with respect to any 2022 Note on any applicable Redemption Date, as calculated by the Company, the greater of:

(1)	1.0% of the then outstanding principal amount of such 2022 Note; and

(2)	the excess, if any, of

(a) the present value at such Redemption Date calculated as of the date of the applicable redemption notice of (i) the redemption price of the 2022 Note at January 15, 2019 (such redemption price being that set forth in the table appearing in Section 6(a) of this Supplemental Indenture) plus (ii) all required interest payments due on the 2022 Note through January 15, 2019 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b) the then outstanding principal amount of the 2022 Note.

The Trustee shall have no duty to calculate or verify the calculation of the Applicable Premium.

“Treasury Rate” means, as of the applicable Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to January 15, 2019, provided, however, that if the period from such Redemption Date to January 15, 2019 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

7. [Reserved].

8. Form. The 2022 Notes shall be issued substantially in the form of Exhibit A attached to the Indenture, in each case as provided for in Section 2.1 of the Indenture (as such form may be modified in accordance with the Indenture, including Section 2.1 thereof).

9. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

11. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e. a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

12. Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SYNIVERSE FOREIGN HOLDINGS CORPORATION

By:	/s/ Laura E. Binion
	Name:	Laura E. Binion
	Title:	Senior Vice President, Secretary and General Counsel

SYNIVERSE TECHNOLOGIES, LLC

By:	/s/ Laura E. Binion
	Name:	Laura E. Binion
	Title:	Senior Vice President, Secretary and General Counsel

SYNIVERSE ICX CORPORATION

By:	/s/ Laura E. Binion
	Name:	Laura E. Binion
	Title:	Senior Vice President, Secretary and General Counsel

SYNIVERSE HOLDINGS, INC.

By:	/s/ Laura E. Binion
	Name:	Laura E. Binion
	Title:	Senior Vice President, Secretary and General Counsel

SYNIVERSE COMMUNICATIONS HOLDINGS CORPORATION

By:	/s/ Laura E. Binion
	Name:	Laura E. Binion
	Title:	Senior Vice President, Secretary and General Counsel

[Signature Page to First Supplemental Indenture]

SYNIVERSE COMMUNICATIONS INTERMEDIATE HOLDINGS CORPORATION

By:	/s/ Laura E. Binion
	Name:	Laura E. Binion
	Title:	Senior Vice President, Secretary and General Counsel

SYNIVERSE COMMUNICATIONS, INC.

By:	/s/ Laura E. Binion
	Name:	Laura E. Binion
	Title:	Senior Vice President, Secretary and General Counsel

SYNIVERSE COMMUNICATIONS INTERNATIONAL, INC.

By:	/s/ Laura E. Binion
	Name:	Laura E. Binion
	Title:	Senior Vice President, Secretary and General Counsel

CIBERNET, LLC

By:	/s/ Laura E. Binion
	Name:	Laura E. Binion
	Title:	Senior Vice President, Secretary and General Counsel

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lynn M. Steiner
	Name:	Lynn M. Steiner
	Title:	Vice President

[Signature Page to First Supplemental Indenture]